CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia St. Indiana, PA mark.kochvar@stbank.net www.stbancorp.com

FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2015 Results
and Declares Fourth Quarter Dividend
Indiana, Pennsylvania - January 26, 2016 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, announced today its fourth quarter and full year 2015 earnings. Fourth quarter earnings were $17.4 million, or $0.50 per diluted share, compared to third quarter of 2015 earnings of $18.6 million, or $0.54 per diluted share, and fourth quarter of 2014 earnings of $14.5 million, or $0.49 per diluted share. Full year 2015 earnings increased to $67.1 million, or $1.98 per diluted share, compared to 2014 earnings of $57.9 million, or $1.95 per diluted share.
Fourth Quarter of 2015 Highlights:

•	Return on average assets was 1.10% and return on average equity was 8.74% for the fourth quarter of 2015.

•	Earnings were positively impacted by $0.9 million, or $0.02 per share, due to the strategic repositioning of our credit card product.

•	Total loans increased $123 million, or 9.9% annualized, compared to the third quarter of 2015, representing the third consecutive quarter of growth greater than $100 million.

•	S&T declared a $0.19 per share dividend compared to $0.18 in the same period a year ago, an increase of 5.6%.
Full Year 2015 Highlights:

•	Full year 2015 net income improved to a record $67.1 million, an increase of 15.8% compared to 2014.

•	Return on average assets was 1.13% and return on average equity was 8.94% for 2015.

•	S&T extended its footprint through acquisition and expansion resulting in total loan growth of
$1.2 billion, including $370 million through organic growth and $789 million through acquisition.

•	Net loan charge-offs remained historically low at 0.22% of average loans for 2015.
“We are extremely pleased with our performance in the fourth quarter and for the full year of 2015.” said Todd Brice, president and chief executive officer of S&T. “During 2015, we grew our bank substantially through both acquisition and expansion into new markets, while also growing organically in our existing markets. Our assets now exceed $6.3 billion and we are well positioned for continued growth in 2016.”

-more-

S&T Earnings Release - 2

Fourth Quarter of 2015 Results
Net Interest Income
Net interest income decreased $0.7 million to $48.9 million for the fourth quarter of 2015 compared to $49.6 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) decreased 11 basis points to 3.50% compared to 3.61% in the prior quarter. Net interest income and net interest margin (FTE) were impacted by $1.3 million of accretion from purchase accounting adjustments during the fourth quarter compared to $2.2 million in the third quarter. The decrease in both net interest income and net interest margin (FTE) was primarily due to the decrease in purchase accounting adjustments and slightly higher funding costs. Net interest income was positively impacted by an increase in average loans of $131 million during the quarter due to strong organic growth.
Asset Quality
Total nonperforming loans increased to $30.7 million, or 0.61% of total loans at December 31, 2015 compared to $23.8 million, or 0.48% of total loans at September 30, 2015. The increase in nonperforming loans was primarily related to acquired loans from the merger with Integrity Bancshares, Inc., or Integrity. Net charge-offs for the fourth quarter of 2015 were $5.7 million compared to net charge-offs of $2.1 million in the third quarter of 2015. Included in net charge-offs for the fourth quarter of 2015 was a $1.2 million specific reserve that was recorded in the third quarter of 2015. The provision for loan losses was $3.9 million in the fourth quarter of 2015 compared to $3.2 million in the third quarter of 2015. The provision for loan losses was favorable impacted by $0.3 million due to the classification of credit card loans as held-for-sale. The allowance for loan losses for originated loans was $48.1 million, or 1.10% of total originated loans at December 31, 2015, compared to $49.9 million, or 1.20% of total originated loans, at September 30, 2015.
Noninterest Income and Expense
Noninterest income increased $0.6 million to $13.1 million for the fourth quarter of 2015 compared to
$12.5 million in the third quarter of 2015. The increase in noninterest income was primarily due to higher debit and credit card fees and other income. Debit and credit card fees increased due to the reversal of a customer rewards program liability related to the strategic repositioning of the credit card product. Other income increased due to the change in the mark-to-market adjustment of a deferred compensation plan. Noninterest expense remained well controlled at $33.8 million for both the fourth and third quarters of 2015. The fourth quarter had higher salaries and employee benefits cost due to an increase in payroll incentives and higher marketing expense due to the timing of marketing campaigns. These increases were offset by lower other expense related to a decrease in the reserve for unfunded loan commitments due to the strategic repositioning of the credit card product and lower OREO expenses.
Financial Condition
Total assets increased $103 million to $6.3 billion at December 31, 2015 compared to $6.2 billion at September 30, 2015. Commercial loans grew $103 million during the quarter, or an 11% annualized rate, with growth in all of the commercial portfolios. Residential mortgage loans increased $14.1 million, or 9.0% annualized. As of December 31, 2015, $23.3 million of credit card loans were classified as held-for-sale with the strategic repositioning of this product expected to occur in the first quarter of 2016. Total deposits were unchanged at $4.9 billion for both December 31, 2015 and September 30, 2015. S&T’s risk-based capital ratios increased slightly this quarter as earnings retention outpaced risk-weighted asset growth. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

-more-

S&T Earnings Release - 3

Full Year 2015 Results
S&T’s growth strategy continued successfully in 2015 with the acquisition of Integrity in southcentral Pennsylvania and through the opening of a loan production office in western New York. Loan growth was strong in both the new and core markets throughout 2015.
Full year 2015 earnings increased $9.2 million, or 15.8%, to a record $67.1 million, or $1.98 per diluted share, compared to $57.9 million, or $1.95 per diluted share for 2014. The merger between S&T and Integrity closed on March 4, 2015 with Integrity’s results included in the consolidated financial statements since that date. Included in 2015 earnings was $3.2 million, or $0.06 per share, of merger related expense compared to $0.7 million, or $0.02 per share, in 2014. Positive operating leverage occurred in 2015 with total revenue growth of $44.2 million, or 23%, while operating expenses increased $19.5 million, or 17% compared to 2014. The provision for loan losses was $10.4 million in 2015 compared to only $1.7 million in 2014. Net loan charge-offs were only $0.1 million in 2014 due to unusually high recoveries.
Dividend
The Board of Directors of S&T declared a $0.19 per share cash dividend at its regular meeting held
January 25, 2016. This is an increase of 5.6% compared to a common stock dividend of $0.18 per share declared in the same period in the prior year. The dividend is payable February 25, 2016 to shareholders of record on February 11, 2016. Dividends declared in 2015 increased $0.05, or 7.4%, to $0.73 compared to $0.68 for 2014.
Conference Call
S&T will host its fourth quarter 2015 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, January 26, 2016. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “4th Quarter 2015 Conference Call” and follow the instructions.
About S&T Bancorp, Inc.
S&T Bancorp, Inc. is a $6.3 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902, and operates locations in Pennsylvania, Ohio and New York. For more information visit www.stbancorp.com, www.stbank.com, or call 800.325.2265.
This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 4

	2015	2015	2014
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$49,574	$49,578	$37,797
Investment securities:
Taxable	2,493	2,522	2,503
Tax-exempt	948	988	985
Dividends	338	581	96
Total Interest Income	53,353	53,669	41,381

INTEREST EXPENSE
Deposits	3,611	3,275	2,662
Borrowings and junior subordinated debt securities	857	798	653
Total Interest Expense	4,468	4,073	3,315

NET INTEREST INCOME	48,885	49,596	38,066
Provision for loan losses	3,915	3,206	1,106
Net Interest Income After Provision for Loan Losses	44,970	46,390	36,960

NONINTEREST INCOME
Securities (losses) gains, net	—	—	—
Debit and credit card fees	3,381	2,996	2,645
Service charges on deposit accounts	3,113	3,069	2,677
Wealth management fees	2,777	2,814	2,795
Insurance fees	1,126	1,332	1,132
Mortgage banking	549	698	251
Other	2,138	1,572	1,720
Total Noninterest Income	13,084	12,481	11,220

NONINTEREST EXPENSE
Salaries and employee benefits	17,228	16,789	14,471
Net occupancy	2,639	2,744	1,993
Data processing	2,348	2,454	2,271
Furniture and equipment	1,632	1,653	1,460
Marketing	1,319	895	981
Professional services and legal	1,095	946	1,229
FDIC insurance	923	990	618
Other taxes	895	719	543
Merger related expenses	—	—	689
Other	5,738	6,639	5,465
Total Noninterest Expense	33,817	33,829	29,720

Income Before Taxes	24,237	25,042	18,460
Provision for income taxes	6,814	6,407	3,963

Net Income	$17,423	$18,635	$14,497

Per Share Data:
Shares outstanding at end of period	34,810,374	34,811,636	29,796,397
Average shares outstanding - diluted	34,715,899	34,692,991	29,718,321
Average shares outstanding - two-class method	34,810,813	34,811,979	29,796,397
Diluted earnings per share (1)	$0.50	$0.54	$0.49
Dividends declared per share	$0.19	$0.18	$0.18
Dividend yield (annualized)	2.47%	2.21%	2.42%
Dividends paid to net income	37.89%	33.56%	36.87%
Book value	$22.76	$22.63	$20.42
Tangible book value (3)	$14.26	$14.12	$14.46
Market value	$30.82	$32.62	$29.81

Profitability Ratios (annualized)
Return on average assets	1.10%	1.20%	1.17%
Return on average tangible assets (4)	1.18%	1.28%	1.22%
Return on average shareholders' equity	8.74%	9.51%	9.38%
Return on average tangible shareholders' equity (5)	14.21%	15.61%	13.35%
Efficiency ratio (FTE) (2)	53.17%	53.12%	58.67%

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	For the Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2015	2014
INTEREST INCOME
Loans, including fees	$188,012	$147,293
Investment securities:
Taxable	9,792	8,983
Tax-exempt	3,954	3,857
Dividends	1,790	390
Total Interest Income	203,548	160,523

INTEREST EXPENSE
Deposits	12,944	10,128
Borrowings and junior subordinated debt securities	3,053	2,353
Total Interest Expense	15,997	12,481

NET INTEREST INCOME	187,551	148,042
Provision for loan losses	10,388	1,715
Net Interest Income After Provision for Loan Losses	177,163	146,327

NONINTEREST INCOME
Securities (losses) gains, net	(34)	41
Debit and credit card fees	12,113	10,781
Service charges on deposit accounts	11,642	10,559
Wealth management fees	11,444	11,343
Insurance fees	5,500	5,955
Mortgage banking	2,554	917
Other	7,814	6,742
Total Noninterest Income	51,033	46,338

NONINTEREST EXPENSE
Salaries and employee benefits	68,252	60,442
Net occupancy	10,652	8,211
Data processing	9,677	8,737
Furniture and equipment	6,093	5,317
Marketing	4,224	3,316
Professional services and legal	3,365	3,717
FDIC insurance	3,416	2,436
Other taxes	3,616	2,905
Merger related expenses	3,167	689
Other	24,255	21,470
Total Noninterest Expense	136,717	117,240

Income Before Taxes	91,479	75,425
Provision for income taxes	24,398	17,515

Net Income	$67,081	$57,910

Per Share Data:
Average shares outstanding - diluted	33,848,082	29,708,724
Average shares outstanding - two-class method	33,954,548	29,768,021
Diluted earnings per share (1)	$1.98	$1.95
Dividends declared per share	$0.73	$0.68
Dividends paid to net income	36.47%	34.89%

Profitability Ratios
Return on average assets	1.13%	1.22%
Return on average tangible assets (8)	1.20%	1.28%
Return on average shareholders' equity	8.94%	9.71%
Return on average tangible shareholders' equity (9)	14.39%	14.02%
Efficiency ratio (FTE) (2)	55.86%	58.67%

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2015	2015	2014
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$99,399	$115,347	$109,580
Securities available-for-sale, at fair value	660,963	660,046	640,273
Loans held for sale	35,321	13,794	2,970
Commercial loans:
Commercial real estate	2,166,603	2,111,585	1,682,236
Commercial and industrial	1,256,830	1,237,915	994,138
Commercial construction	413,444	384,328	216,148
Total Commercial Loans	3,836,877	3,733,828	2,892,522
Consumer loans:
Residential mortgage	639,372	625,251	489,586
Home equity	470,845	467,698	418,563
Installment and other consumer	73,939	91,122	65,567
Consumer construction	6,579	8,064	2,508
Total Consumer Loans	1,190,735	1,192,135	976,224
Total portfolio loans	5,027,612	4,925,963	3,868,746
Allowance for loan losses	(48,147)	(49,907)	(47,911)
Total portfolio loans, net	4,979,465	4,876,056	3,820,835
Goodwill	291,764	291,683	175,820
Other assets	251,442	258,412	215,208
Total Assets	$6,318,354	$6,215,338	$4,964,686

LIABILITIES
Deposits:
Noninterest-bearing demand	1,227,766	1,188,331	1,083,919
Interest-bearing demand	616,188	704,348	335,099
Money market	605,184	593,643	376,612
Savings	1,061,265	1,088,217	1,027,095
Certificates of deposit	1,366,208	1,302,870	1,086,117
Total Deposits	4,876,611	4,877,409	3,908,842

Securities sold under repurchase agreements	62,086	42,971	30,605
Short-term borrowings	356,000	280,000	290,000
Long-term borrowings	117,043	117,613	19,442
Junior subordinated debt securities	45,619	45,619	45,619
Other liabilities	68,758	63,923	61,789
Total Liabilities	5,526,117	5,427,535	4,356,297

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	792,237	787,803	608,389
Total Liabilities and Shareholders' Equity	$6,318,354	$6,215,338	$4,964,686

Capitalization Ratios
Shareholders' equity / assets	12.54%	12.68%	12.25%
Tangible common equity / tangible assets (6)	8.24%	8.30%	9.00%
Tier 1 leverage ratio	8.96%	8.94%	9.80%
Common equity tier 1 capital	9.77%	9.69%	11.81%
Risk-based capital - tier 1	10.15%	10.08%	12.34%
Risk-based capital - total	11.60%	11.58%	14.27%

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2015		2015		2014
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$5,000,736	4.02%	$4,869,914	4.12%	$3,845,351	3.98%
Taxable investment securities	522,679	1.98%	523,890	1.99%	488,257	1.99%
Tax-exempt investment securities	135,803	4.30%	138,514	4.39%	134,355	4.51%
Federal Home Loan Bank and other restricted stock	20,848	4.59%	20,184	9.60%	14,420	4.17%
Interest-bearing deposits with banks	57,317	0.30%	76,246	0.24%	79,814	0.27%
Total Interest-earning Assets	5,737,383	3.80%	5,628,748	3.90%	4,562,197	3.72%

Noninterest-earning assets	539,482		537,373		373,068
Total Assets	$6,276,865		$6,166,121		$4,935,265

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	610,553	0.13%	663,834	0.14%	335,479	0.02%
Money market	376,752	0.20%	385,520	0.18%	299,732	0.17%
Savings	1,073,111	0.16%	1,091,482	0.16%	1,048,359	0.16%
Certificates of deposit	1,146,674	0.80%	1,113,858	0.74%	923,468	0.81%
CDARS and brokered deposits	499,569	0.37%	394,415	0.34%	233,650	0.36%
Securities sold under repurchase agreements	49,493	0.01%	42,937	0.01%	25,137	0.01%
Short-term borrowings	291,793	0.41%	270,968	0.37%	249,185	0.32%
Long-term borrowings	117,275	0.77%	117,864	0.77%	19,685	2.96%
Junior subordinated debt securities	45,619	2.82%	45,619	2.75%	45,619	2.67%
Total Interest-bearing Liabilities	4,210,839	0.42%	4,126,497	0.39%	3,180,314	0.41%

Noninterest-bearing demand	1,205,009		1,196,200		1,091,638
Other liabilities	69,834		65,873		50,033
Shareholders' equity	791,183		777,551		613,280
Total Liabilities and Shareholders' Equity	$6,276,865		$6,166,121		$4,935,265

Net Interest Margin (7)		3.50%		3.61%		3.43%

	For the Twelve Months Ended December 31,
(dollars in thousands)	2015		2014
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Loans	$4,692,433	4.09%	$3,707,807	4.06%
Taxable investment securities	516,335	1.97%	442,514	1.99%
Tax-exempt investment securities	138,321	4.40%	128,750	4.61%
Federal Home Loan Bank and other restricted stock	19,672	7.12%	14,083	3.43%
Interest-bearing deposits with banks	66,101	0.25%	93,645	0.25%
Total Interest-earning Assets	5,432,862	3.86%	4,386,799	3.78%

Noninterest-earning assets	509,236		375,564
Total Assets	$5,942,098		$4,762,363

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	592,301	0.13%	321,907	0.02%
Money market	388,172	0.19%	321,294	0.16%
Savings	1,072,683	0.16%	1,033,482	0.16%
Certificates of deposit	1,093,564	0.77%	905,346	0.79%
CDARS and brokered deposits	376,095	0.35%	226,169	0.34%
Securities sold under repurchase agreements	44,394	0.01%	28,372	0.01%
Short-term borrowings	257,117	0.36%	164,811	0.31%
Long-term borrowings	83,648	0.94%	20,571	3.00%
Junior subordinated debt securities	47,071	2.82%	45,619	2.68%
Total Interest-bearing Liabilities	3,955,045	0.40%	3,067,571	0.41%

Noninterest-bearing demand	1,170,011		1,046,606
Other liabilities	66,973		52,031
Shareholders' equity	750,069		596,155
Total Liabilities and Shareholders' Equity	$5,942,098		$4,762,363

Net Interest Margin (10)		3.56%		3.50%

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2015		2015		2014
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$8,719	0.40%	$7,919	0.38%	$4,434	0.26%
Commercial and industrial	4,591	0.37%	5,370	0.43%	1,622	0.16%
Commercial construction	8,753	2.12%	5,008	1.30%	1,974	0.91%
Total Nonperforming Commercial Loans	22,063	0.58%	18,297	0.49%	8,030	0.28%
Consumer loans:
Residential mortgage	5,629	0.88%	3,242	0.52%	2,336	0.48%
Home equity	2,902	0.62%	2,147	0.46%	2,060	0.49%
Installment and other consumer	100	0.14%	122	0.13%	31	0.05%
Consumer construction	—	—%	—	—%	—	—%
Total Nonperforming Consumer Loans	8,631	0.72%	5,511	0.46%	4,427	0.45%
Total Nonperforming Loans	$30,694	0.61%	$23,808	0.48%	$12,457	0.32%

	2015	2015	2014
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$30,694	$23,808	$12,457
Assets acquired through foreclosure or repossession	354	472	166
Nonperforming assets	31,048	24,280	12,623
Troubled debt restructurings (nonaccruing)	7,659	8,092	5,436
Troubled debt restructurings (accruing)	23,955	26,049	36,983
Total troubled debt restructurings	31,614	34,141	42,419
Nonperforming loans / loans	0.61%	0.48%	0.32%
Nonperforming assets / loans plus OREO	0.61%	0.49%	0.33%
Allowance for loan losses / originated loans	1.10%	1.20%	1.24%
Allowance for loan losses / total portfolio loans	0.96%	1.01%	1.24%
Allowance for loan losses / nonperforming loans	157%	210%	385%
Net loan charge-offs (recoveries)	5,675	2,113	511
Net loan charge-offs (recoveries)(annualized) / average loans	0.45%	0.17%	0.05%

		For the Twelve Months Ended December 31,
(dollars in thousands)		2015	2014
Asset Quality Data
Net loan charge-offs (recoveries)		$10,152	$58
Net loan charge-offs (recoveries) / average loans		0.22%	0.00%

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:
(1) Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2015	2015	2014
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter

(3) Tangible Book Value (non-GAAP)
Total shareholders' equity	$792,237	$787,803	$608,389
Less: goodwill and other intangible assets, net of deferred tax liability	(296,005)	(296,233)	(177,530)
Tangible common equity (non-GAAP)	$496,232	$491,570	$430,859
Common shares outstanding	34,810	34,812	29,796
Tangible book value (non-GAAP)	$14.26	$14.12	$14.46

(4) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$69,123	$73,931	$57,514
Plus: amortization of intangibles net of tax (annualized)	1,224	1,236	659
Net income before amortization of intangibles (annualized)	$70,347	$75,167	$58,173

Average total assets	$6,276,865	$6,166,121	$4,935,265
Less: average goodwill and other intangibles, net of deferred tax liability	(296,088)	(295,998)	(177,619)
Average tangible assets (non-GAAP)	$5,980,777	$5,870,123	$4,757,646
Return on average tangible assets (non-GAAP)	1.18%	1.28%	1.22%

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$69,123	$73,931	$57,514
Plus: amortization of intangibles net of tax (annualized)	1,224	1,236	659
Net income before amortization of intangibles (annualized)	$70,347	$75,167	$58,173

Average total shareholders' equity	$791,183	$777,551	$613,280
Less: average goodwill and other intangibles, net of deferred tax liability	(296,088)	(295,998)	(177,619)
Average tangible equity (non-GAAP)	$495,095	$481,553	$435,661
Return on average tangible equity (non-GAAP)	14.21%	15.61%	13.35%

(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$792,237	$787,803	$608,389
Less: goodwill and other intangible assets, net of deferred tax liability	(296,005)	(296,233)	(177,530)
Tangible common equity (non-GAAP)	$496,232	$491,570	$430,859

Total assets	$6,318,354	$6,215,338	$4,964,686
Less: goodwill and other intangible assets, net of deferred tax liability	(296,005)	(296,233)	(177,530)
Tangible assets (non-GAAP)	$6,022,349	$5,919,105	$4,787,156
Tangible common equity to tangible assets (non-GAAP)	8.24%	8.30%	9.00%

(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$53,353	$53,669	$41,381
Less: interest expense	(4,468)	(4,073)	(3,315)
Net interest income per consolidated statements of net income	$48,885	$49,596	$38,066
Plus: taxable equivalent adjustment	1,630	1,607	1,371
Net interest income (FTE) (non-GAAP)	$50,515	$51,203	$39,437
Net interest income (FTE) (annualized)	$200,413	$203,142	$156,462
Average earning assets	$5,737,383	$5,628,748	$4,562,197
Net interest margin - (FTE) (non-GAAP)	3.50%	3.61%	3.43%

-more-

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	For the Twelve Months Ended December 31,
	2015	2014

(8) Return on Average Tangible Assets (non-GAAP)
Net income	$67,081	$57,910
Plus: amortization of intangibles net of tax	1,182	734
Net income before amortization of intangibles	$68,263	$58,644

Average total assets	$5,942,098	$4,762,363
Less: average goodwill and other intangibles, net of deferred tax liability	(275,847)	(177,881)
Average tangible assets (non-GAAP)	$5,666,251	$4,584,482
Return on average tangible assets (non-GAAP)	1.20%	1.28%

(9) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$67,081	$57,910
Plus: amortization of intangibles net of tax	1,182	734
Net income before amortization of intangibles	$68,263	$58,644

Average total shareholders' equity	$750,069	$596,155
Less: average goodwill and other intangibles, net of deferred tax liability	(275,847)	(177,881)
Average tangible equity (non-GAAP)	$474,222	$418,274
Return on average tangible equity (non-GAAP)	14.39%	14.02%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$203,548	$160,523
Less: interest expense	(15,997)	(12,481)
Net interest income per consolidated statements of net income	$187,551	$148,042
Plus: taxable equivalent adjustment	6,123	5,461
Net interest income (FTE) (non-GAAP)	$193,674	$153,503
Average earning assets	$5,432,862	$4,386,799
Net interest margin - (FTE) (non-GAAP)	3.56%	3.50%

-more-